Exhibit 10.2

EXECUTION VERSION

JPMORGAN CHASE BANK, N.A.

383 Madison Avenue

New York, NY 10179

February 24, 2025

American Axle & Manufacturing Holdings, Inc.

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Attention: Shannon J. Curry, Treasurer

Backstop Termination Letter

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of January 29, 2025 (the “Backstop Credit Agreement”), among American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Parent”), American Axle & Manufacturing, Inc., a Delaware corporation, as borrower (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the Lenders party thereto (the “Lenders”). Capitalized terms used in this letter agreement (this “Agreement”) and not defined herein shall have the meanings given thereto in the Backstop Credit Agreement.

Reference is also made to the Second Amendment and Incremental Facility Agreement dated as of the date hereof (the “Amendment”), to the Amended and Restated Credit Agreement dated as of March 11, 2022, among the Borrower, the Parent, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement Administrative Agent”).

This Agreement confirms that, consistent with Section 2.08 of the Backstop Credit Agreement, upon the effectiveness of the Amendment in accordance with the terms thereof and the delivery by the Existing Credit Agreement Administrative Agent to the Borrower of a letter confirming the satisfaction of the conditions precedent to the effectiveness of the Amendment (the date of such effectiveness, the “Termination Date”), (i) all liabilities, obligations and indebtedness owing by the Borrower under the Loan Documents to the Lenders and the Administrative Agent (other than the Continuing Obligations (as defined below)) shall be released, discharged and satisfied in full, (ii) the Commitments of the Lenders shall be terminated in full and (iii) all of the security interests, mortgages, liens and pledges in favor of the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents, if any, and all guarantees of the Obligations under each of the Loan Documents, in each case shall be automatically terminated and released with no further action on our part.

The Parent and the Borrower, on behalf of itself and each other Guarantor acknowledges and agrees that nothing herein shall be deemed to constitute a release or termination of the following obligations and the guaranty of such obligations by the Guarantors pursuant to the Loan Documents (collectively, the “Continuing Obligations”), which Continuing Obligations shall remain in full force and effect: (a) the obligations of the Borrower set forth in Section 9.03 of the Backstop Credit Agreement and (b) any other obligations set forth in the provisions of the Loan Documents that survive termination of the Backstop Credit Agreement or the applicable Loan Documents pursuant to their terms.

The parties hereto hereby agree that this Agreement shall constitute a Loan Document and that all provisions relating to indemnification, expense reimbursement and exculpation of the Administrative Agent under each Loan Document shall apply in respect of the Administrative Agent’s execution and delivery of this Agreement, and all actions taken or omitted by the Administrative Agent and all claims based upon or arising in connection with the foregoing.

This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. This Agreement may not be amended, nor any provision hereof waived or modified, except in writing signed by each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Page Follows]

Kindly acknowledge your acceptance of and agreement to the foregoing by executing a counterpart of this Agreement.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Ayesha Nabi
Name: Ayesha Nabi
Title: Vice President

[Backstop Termination Confirmation Letter]

Accepted and agreed as of the date written above:

AMERICAN AXLE & MANUFACTURING, INC.,

as Borrower

By:	/s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Vice President & Treasurer

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,

as the Parent

By:	/s/ Shannon J. Curry
Name: Shannon J. Curry
Title: Vice President & Treasurer

[Backstop Termination Confirmation Letter]